UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2009

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33346	20-1994619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Park East Drive

WOONSOCKET, RHODE ISLAND

02895

(Address of Principal Executive Offices) (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 23, 2009, we received a letter from Myra M. Hart, one of our directors, notifying us of Ms. Hart’s resignation from the Board of Directors of Summer Infant, Inc. (the “Company”) effective July 31, 2009.  Ms. Hart was a member of our Audit and Compensation Committees.  Ms. Hart’s decision to resign was not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 5, 2009 in order to fill the vacancies on the Audit and Compensation Committees resulting from Ms. Hart’s resignation Robert Stebenne has been appointed to the Company’s Compensation Committee and Martin Fogelman has  been appointed to the Company’s Audit Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

Date: August 5, 2009

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